Exhibit 99.1

News Release

Contact:	Media Relations:	Investor Relations:
	Eva Radtke	Valerie Haertel
	Office: +1 212-635-1504	+1 212-635-8529
	eva.radtke@bnymellon.com	valerie.haertel@bnymellon.com

Charles W. Scharf Appointed CEO of BNY Mellon; to become Chairman on January 1, 2018

Gerald L. Hassell will remain Chairman of the Board through his retirement on December 31, 2017

NEW YORK – July 17, 2017 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) announced today that Charles W. Scharf, 52, has been appointed Chief Executive Officer and a Director of the company, effective immediately, and will become Chairman of the Board of Directors effective January 1, 2018. Gerald L. Hassell, 65, will continue to serve as Chairman of the Board through December 31, 2017, working closely with Mr. Scharf to ensure a seamless transition of responsibilities.

Gerald L. Hassell, Chairman of BNY Mellon’s Board of Directors, said, “Today’s announcement is the culmination of the Board of Directors’ robust and long-term succession planning process. Charlie is an accomplished and distinguished leader, with a record of profitably growing businesses, driving innovation and managing complex, large-scale global financial services organizations.”

Mr. Scharf was most recently Chief Executive Officer and a Director of Visa Inc. from October 2012 through December 2016 and was recognized for transforming the firm into a technology-driven digital commerce company. Before joining Visa, Mr. Scharf served as Managing Director of One Equity Partners, JPMorgan Chase & Co.’s private investment arm, and previously served as the Chief Executive Officer of Retail Financial Services, one of JPMorgan Chase’s six lines of business. Earlier in his career, he was at Bank One Corp. as Chief Financial Officer and Chief Executive Officer of the retail division, and previously at Citigroup and its predecessor companies, serving as Chief Financial Officer of the Global Corporate and Investment Bank immediately prior to joining Bank One.

Mr. Hassell continued, “Under Charlie’s leadership, Visa transformed its technology platform by opening access to its network and capabilities, partnered with the world’s leading technology companies to drive new payment experiences, introduced new technologies to improve payment system security and built a world-class management team. Charlie is ideally suited to lead BNY Mellon through the next phase of growth.”

Commenting on Mr. Hassell’s planned retirement at year-end, Joseph J. Echevarria, Lead Independent Director of BNY Mellon’s Board of Directors, said, “The Board has selected a successor who can build on the tremendous progress Gerald Hassell has made as Chairman and CEO in transforming BNY Mellon into a market-leading financial services firm. The Board and I want to thank Gerald for his career-long dedication to BNY Mellon and congratulate him on his numerous achievements. As CEO, he refreshed the company’s strategy and successfully executed against a publicly-stated 2014 to 2017 three-year Investor Day plan designed to create value for the firm’s clients, investors and employees. Gerald restructured the management team, improved talent in key positions, accelerated cultural change and increased employee engagement. Overall, under Gerald’s leadership, the company has delivered strong financial results and superior shareholder returns.”

Mr. Hassell added, “It has been a privilege to lead BNY Mellon over the past six years. During this period, we have strengthened our position as a global leader in investment management and investment services and have delivered consistently against our 2014 Investor Day goals. I am enormously proud of our team and what we have achieved together. With Charlie at the helm, I know the future of the company is in good hands, and I look forward to working with him to ensure a seamless transition.”

Charles W. Scharf said, “I am honored to have been selected and am looking forward to working with the senior management team, the Board of Directors, and all of the employees at BNY Mellon. I am especially honored to follow Gerald as I have great respect for him as a person and as a leader. I look forward to his advice and counsel and will work closely with him to ensure a smooth transition.”

Mr. Scharf continued, “I have long admired BNY Mellon and believe there is great opportunity to build on the momentum Gerald and the team have created. We will continue to put our clients first, remain a strong and trusted partner, and continue on our journey of defining ourselves as the premier technology platform our clients turn to for our capabilities, advice and leadership. We will work to continue to build the company for the long term while delivering in the short term. I couldn’t be more excited to be part of the company’s future.”

BNY Mellon will host an investor and media audio webcast today, July 17, at 4 p.m. EDT regarding this announcement. Full details of the webcast are available in the Investor Relations section of www.bnymellon.com. An archived version of the webcast will be available beginning on July 17, 2017, at approximately 10 p.m. EDT through August 17, 2017 at www.bnymellon.com/investorrelations. This webcast will include forward-looking statements and may include other material information.

+++

Notes to Editors:

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets.

As of March 31, 2017, BNY Mellon had $30.6 trillion in assets under custody and/or administration, and $1.7 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

Charles W. Scharf

From October 2012 to December 2016, Mr. Scharf was CEO and a director of Visa Inc., the leading global payments technology company and was recognized for transforming the firm into a technology-driven digital commerce company.

Before joining Visa, Mr. Scharf was a managing director of One Equity Partners, the private investment arm of JPMorgan Chase & Co. Previously, he served as Chief Executive Officer of Retail Financial Services, one of JP Morgan Chase’s six lines of business, from 2004 to 2011, and as Chief Executive Officer of the retail division of Bank One Corp. from 2002 to 2004.

Scharf also served as CFO of Bank One Corp. from 2000 to 2002, CFO of the Global Corporate and Investment Bank division at Citigroup from 1999 to 2000, and CFO of Salomon Smith Barney and its predecessor company from 1995 to 1999.

Mr. Scharf currently serves on the Board of Directors of Microsoft.

He holds a Bachelor of Arts degree from Johns Hopkins University and an MBA degree from New York University. He is currently on the Board of Trustees for Johns Hopkins University and is Chairman of the New York City Ballet, one of the foremost dance companies in the world.

Gerald L. Hassell

Mr. Hassell was elected Chief Executive Officer in 2011 and served as President since the merger of The Bank of New York and Mellon Financial Corporation in 2007 through 2012. Prior to the merger, Mr. Hassell served as President of The Bank of New York from 1998 to 2007. Since joining The Bank of New York’s Management Development Program more than four decades ago, Mr. Hassell has held a number of key leadership positions within the company in securities servicing, corporate banking, credit, strategic planning and administration services.

In addition to serving on the Board of Directors of Comcast Corporation, Mr. Hassell is also a director of the Lincoln Center for the Performing Arts, Vice Chair of Big Brothers/Big Sisters of New York and a member of the Board of Visitors of Columbia University Medical Center. Mr. Hassell holds a Bachelor of Arts degree from Duke University and an MBA degree from New York University.

Forward Looking Statements

The information presented in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, BNY Mellon’s plans, value creation, business model and technology. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual outcomes may differ materially from those expressed or implied as a result of risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, the Quarterly Report on Form 10-Q for the period ended March 31, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All statements in this news release speak only as today, and BNY Mellon undertakes no obligation to update any statement to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

###